EXHIBIT 21

                              LIST OF SUBSIDIARIES

                        OMEGA HEALTHCARE INVESTORS, INC.


                                Jurisdiction of
 Names                           Incorporation
 -----                          --------------
 Bayside Street, Inc. ........... Maryland
 Delta Investors I, LLC ......... Maryland
 Delta Investors II, LLC ........ Maryland
 Jefferson Clark, Inc ........... Maryland
 OHI (Clemmons), Inc. ........... North Carolina
 OHI (Connecticut), Inc. ........ Connecticut
 OHI (Florida), Inc. ............ Florida
 OHI (Greensboro), Inc. ......... North Carolina
 OHI (Illinois), Inc. ........... Illinois
 OHI (Iowa), Inc. ............... Iowa
 OHI (Kansas), Inc. ............. Kansas
 OHI of Kentucky, Inc. .......... Maryland
 OHI of Texas, Inc. ............. Maryland
 OHIMA, Inc. .................... Massachusetts
 Omega Healthcare of
    Apalachicola, Inc. .......... Florida
 Omega (Kansas), Inc. ........... Kansas
 OS Leasing ..................... Kentucky
 Sterling Acquisition Corp. ..... Kentucky
 Sterling Acquisition Corp.II ... Kentucky